Exhibit 26(h)(xvii)
Amendment No. 6 dated July 1, 2014 to Participation Agreement (American)

Amendment No.6 to the
Fund Participation Agreement (the "Agreement") dated as of May 1, 2009
Among
Transamerica Financial Life Insurance Company, American Funds Insurance Series and
Capital Research and Management Company

THIS AMENDMENT is entered into as of this 1st day of July, 2014 among Transamerica Financial Life Insurance Company (the "Company"), on behalf of itself and certain of its separate accounts; AMERICAN FUNDS INSURANCE SERIES ("Series"); and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC").
Capitalized terms used herein and no otherwise defined shall be given the definition ascribed such term in the Agreement.

WHEREAS, the parties desire to further amend the Agreement as provided herein.
follows:
NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as
I. Attachment A is deleted in its entirety and replaced with the attached Attachment A.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date:  July1, 2014

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

on behalf of itself and each Account

By: /s/John T. Mallett
Name: John T. Mallett
Title: Vice President
Date: June 12, 2014

American Funds Insurance Series

By: /s/Steven I. Koszalka
Name: Steve I. Koszalka
Title: Secretary
Date: June 5, 2014

CAPITAL RESEARCH AND MANAGEMENT COMPANY
By: /s/Michael J. Downer
Name: Michael J. Downer
Title: Senior Vice President and Secretary
Date: June 5, 2014

ATTACHMENT A
Revised July 1, 2014

SEPARATE ACCOUNTS CONTRACTS AND PORTFOLIOS

Na me of Separate Account and Date Established by t he Board of Directors	Contracts	Portfolios
ML of New York Variable Annuity Separate Account A August 14, 1999	Merrill Lynch Investor Choice Annuity (NY) (Investor Series)	•Asset Allocation Fund - Class 2 Shares •Bond Fund -Class 2 Shares •Growth Fund - Class 2 Shares •Growth-Income Fund - Class 2 Shares •International Fund - Class 2 Shares
Separate Account VA BNY September 27, 1994
Transamerica Variable Annuity Series (NY)
Transamerica Variable Annuity 0-Share (NY)
Partners Variable Annuity Series (NY) Transamerica Axiomsm JI (NY) Transamerica Advisor Elitesm II (NY)
Transamerica Axiomsm NY Variable Annuity
Transamerica Landmarksm NY Variable Annuity
Transamerica Libertysm NY Variable Annuity
Transamerica Advisor Elitesm Variable Annuity (NY)

•Asset Allocation Fund - Class 2 Shares
•Blue Chip Income and Growth Fund - Class 2 Shares
•Bond Fund - Class 2 Shares
•Cash Management Fund -Class 2 Shares
•Global Growth Fund - Class 2 Shares
•Global Growth & Income Fund - Class 2 Shares
•Global Small Capitalization Fund - Class 2 Shares
•Growth Fund - Class 2 Shares
•Growth-Income Fund - Class 2 Shares
•High-Income Bond Fund - Class 2 Shares
•International Fund -Class 2 Shares
•New'World Fund - Class 2 Shares
•U.S. Government/AAA-Rated Securities Fund - Class 2 Shares

TFLIC Series Life Account October 24, 1994	Transamerica Journey NY	•Growth Fund - Class 2 Shares •Growth-Income Fund - Class 2 Shares •International Fund - Class 2 Shares